UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Damastown, Mulhuddart
Dublin 15, Ireland
(Address of principal executive offices)

Registrant's telephone number, including area code:  +353 1 880-8180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 2, 2015, Mallinckrodt International Finance S.A. (“MIFSA”), a wholly-owned indirect subsidiary of Mallinckrodt plc (“Mallinckrodt” or the “Company”), borrowed $240,000,000 as a revolving loan (the “Revolving Loan”) under the revolving credit facility (the “Revolving Credit Facility”) established pursuant to that certain Credit Agreement, dated as of March 19, 2014 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among the Company, MIFSA, Mallinckrodt CB LLC, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent. Pursuant to the terms of the Credit Agreement, the Revolving Loan matures on March 19, 2019, and is prepayable prior to such date, in whole or in part, without premium or penalty at the election of MIFSA. After giving effect to the borrowing of the Revolving Loan, availability under the Revolving Credit Facility was $10,000,000.
It is contemplated that the Revolving Loan will be used to finance, in part, the acquisition of Compound Holdings II, Inc. (“Ikaria”) by Mallinckrodt, which was previously announced on March 5, 2015 on Form 8-K. The acquisition of Ikaria is expected to be completed in the second calendar quarter of 2015.
Forward-Looking Statements
Statements made herein that are not strictly historical, including statements regarding the proposed acquisition of Ikaria, the expected timetable for the completion of the transaction, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s and Ikaria’s businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which we and Ikaria operate; the commercial success of Mallinckrodt’s products and of INOMAX®; the parties’ ability to satisfy the Purchase Agreement conditions (including required regulatory approvals) and complete the acquisition of Ikaria on the anticipated timeline or at all; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions and the acquisition of Ikaria; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings (including with respect to the acquisition of Ikaria); the parties’ ability to successfully develop or commercialize new products; the parties’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure. These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 26, 2014. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	April 2, 2015	By:	/s/ Peter G. Edwards
		Name:	Peter G. Edwards
		Title:	Senior Vice President and General Counsel